                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                        TRIPLE-S MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

May 3, 2005

First "Dialogando" with the President" of Dr. Wilmer Rodriguez's presidency.


Dear stockholder:

         Greetings from the Board of Directors of Triple-S Management Corp., and me. On April 25, 2005 I was elected President by the Board of Directors of Triple-S Management Corporation (the "Company") after six years of contributing to this group's work.

         In this "Dialogando" with the President" I wish to inform you the results of the Seventh Meeting of Shareholders held on April 24, 2005. I take this opportunity also to establish that the challenge of the Board I will direct will be to support management to foster the growth of this company, a leader in the insurance market, while we continue to exert ourselves to offer excellent service to all the public we serve. We will be specially focused in addressing the needs of our stockholders.

RESULTS OF THE GENERAL MEETING OF SHAREHOLDERS:

         ELECTION OF NEW DIRECTOR. The stockholders elected Dr. Jose Hawayek Alemany as a new member of the Board. Since 1976 Dr. Hawayek Alemany has been a professor of the School of Medicine of the University of Puerto Rico. For ten years he was a director of the Graduate Medical Education Office of the University of Puerto Rico. Between 1998 and 2002 he was the Dean of Academic Affairs of the School of Medicine of the University of Puerto Rico and he is the president of Obstetrics-Gynecology section of the Medical Association of Puerto Rico. We give a warm welcome to Dr. Hawayek Alemany.

         Re-elected Directors: The following member-physicians were re-elected:
Dr. Arturo Cordova Lopez, Dr. Wilfredo Lopez Hernandez, and the undersigned. As director representing the community Adamina Soto Martinez, CPA was re-elected.

         On April 25, the Board of Directors was constituted for the year 2005-2006. The Board elected the following officers:

         Dr. Wilmer Rodriguez Silva     -    President
         Mr. Mario S. Belaval           -    Vice President
         Dr. Jesus R. Sanchez Colon     -    Secretary
         Mr. Miguel Nazario Franco      -    Assistant Secretary
         Vicente Leon Irizarry, CPA     -    Treasurer
         Adamina Soto Martinez, CPA     -    Assistant Treasurer

RESOLUTIONS:

         Resolution Number 1: With a vote of 4,130 in favor, this resolution will allow the Meeting of Shareholders to be held on the last Sunday of April of each year or, by way of exception, on the closest date thereto determined by the Board. This will only occur when, for some reason, the legal requirement applicable to Triple-S Management, the Meeting of Shareholders cannot be held the last Sunday of April. This Resolution amends Article 5-1 of the By-Laws of Triple S Management. A total 4,555 shares voted of which 142 voted against and 103 abstained.

         Resolution Number 2: This Resolution amends Article 9-1 of the Company's By-Laws to harmonize its language with that of the Articles of Incorporation as to the amount of common shares issued and outstanding with a right to vote required to approve certain amendments to the By-Laws. A total of 4,655 shares voted of which 4,040 favored the resolution, 559 shares voted against and 56 abstained.

         Resolution Number 3 which needed the affirmative vote of two thirds of the issued and outstanding shares and Resolutions 4 to 6, which needed the affirmative vote of three-quarters of the issued and outstanding shares for their approval, were not voted, since the number of shares necessary to consider them were not present. The Meeting of Shareholders made the determination to continue the Meeting on a date to be announced. The purpose is to obtain the necessary participation consisting of the affirmative vote of 75% of the issued and outstanding shares.

         Some of you indicated that you wished to know exactly how many proxies The Board of Directors counts with to date. The Corporation has received a total of 4,023 proxies, which have not yet been voted, on the pending resolutions. To arrive at the 75% support of these resolutions, a minimum of 6,678 shares voting in favor would have to be obtained.

         For ease of reference, below I summarize each of the resolutions pending consideration:

         Resolution Number 3: Allows that one or more of the common shares may be transferred during the stockholder's lifetime or upon his/her death to any physician or dentist, when there is, or there has been, no type of payment, service, obligation, or any other consideration and the transferee physician or dentist complies with the 21 share limit.

         Resolution Number 4: This resolution proposes an amendment to the Articles of Incorporation. It suggests the establishment of two types of common shares, one class with the right to vote, which will only be permitted to be held by physicians and dentists, and another class without the right to vote. The first class will be exchanged for an equal amount of shares without the right to vote when the stockholder upon his/her death assigns them to a heir or spouse who is not a physician or dentist. The common non-voting shares may be once again exchanged for voting shares when transferred to a doctor or dentist pursuant to the Articles of Incorporation of Triple-S Management.

         Resolution Number 5: Is the same as the preceding one, except that a separate resolution has to be prepared to amend the By-Laws.

         Resolution Number 6: Dr. Leslie Lopez, stockholder of Triple-S Management, presented this resolution the purpose of which is to reduce the number of common shares required to approve amendments to the Articles of Incorporation and the By-Laws of the Company. He proposes that it be reduced from three-fourths of the shares issued and outstanding to two-thirds.

         Because of the required number of votes to obtain a definitive vote for resolutions three to six, several of you offered to assist the Board of Directors in soliciting proxies, in order to obtain their approval. For anyone interested in obtaining a definitive vote for resolutions three to six, the stockholders' lists will be at your disposal in the Office of Stockholder Affairs. Likewise, we can provide access to the Company's telephone lines to facilitate your support.

         I would like to emphasize that the Board has a profound interest in promptly resolving the matter of the stock transfer, especially for those stockholders who have no children who are physicians or dentists who may inherit their shares as presently required by the Company's By-Laws. We know that these resolutions do not address all the claims expressed by you in the Meeting of Shareholders, but they represent a first step which does not affect anyone and that, on the contrary, puts an end to the stock redemption. Once your interest in your shares is preserved in the persons that you designate as transferees, I assure you that we will address the other pending matters.

         For those of you who have not yet exercised your right to vote, I enclose the proxy form with a pre-addressed envelope so that you may mail it and thus make your vote count.

         I wish to reiterate that as President of this Board of Directors, the door of my office, as well as that of the Office of Stockholder Services and Relations, will always be open to you, so that you may express your ideas and suggestions throughout the year. In so doing, together we will construct a more dynamic, efficient, thriving enterprise with a more proactive Board to address the interests of, you, our stockholders.

Yours truly,

/s Wilmer Rodriguez Silva, MD
Wilmer Rodriguez Silva, MD
President


                                       3